EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-165260) of PostRock Energy Corporation (“PostRock”) of our report dated February 22, 2010 (except for Note 3, as to which the date is March 17, 2010), with respect to the balance sheet of PostRock as of December 31, 2009, which is included in PostRock’s Annual Report on Form 10-K for the year ended December 31, 2009.
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-165260) of PostRock Energy Corporation (“PostRock”) of our report dated February 22, 2010 (except for Note 18, as to which the date is March 17, 2010), with respect to the consolidated financial statements of Quest Resource Corporation (“QRCP”) and subsidiaries as of December 31, 2009, which are included in PostRock’s Annual Report on Form 10-K for the year ended December 31, 2009. Our report with respect to QRCP’s consolidated financial statements contains an explanatory paragraph regarding QRCP’s ability to continue as a going concern.
/s/ UHY LLP
Houston, Texas
March 17, 2010